UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2008

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 7, 2008, Inovio Biomedical Corporation (the “registrant”) and VGX Pharmaceuticals, Inc., a privately-held Delaware corporation (“VGX”) executed a definitive merger agreement (the “Merger Agreement”), which was announced via press release, as previously reported in the registrant’s Current Report on Form 8-K filed July 8, 2008.  On July 8, 2008, the registrant and VGX held a joint conference call, as also announced in the July 7, 2008 press release, to discuss the merger agreement and the anticipated transaction between the registrant and VGX.  The transcript of the conference call and the slides presented during the conference call are filed as Exhibits 99.1 and 99.2 to this Report.

The registrant also notes that Dr. Avtar Dhillon’s statement on page 5 of the conference call transcript that “the parties anticipate that legacy Inovio equity interest holders and legacy VGX equity interest holders will share voting power over the combined company, 49% and 51% respectively, before completion of the 5.5 million of VGX convertible debt” should have stated that the 49% and 51% voting power split was after completion of the expected automatic conversion of $5.5 million of VGX convertible debt upon closing of the proposed merger.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1	Transcript of July 8, 2008 Conference Call Held By Registrant and VGX
99.2	Slides from July 8, 2008 Conference Call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2008

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer